UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2017
Basic Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Cherry Street, Suite 2100
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 334-4100
Not Applicable
(Former name or former address, if changed since last report.)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

Unaudited Pro Forma Condensed Consolidated Financial Information

As previously discussed, Basic Energy Services, Inc. (the “Company”) and certain of its domestic subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Court”) on October 25, 2016. On December 9, 2016, the Court confirmed the Company’s First Amended Joint Prepackaged Chapter 11 Plan of Basic Energy Services, Inc. and its Affiliated Debtors (as confirmed, the “Prepackaged Plan”), and on December 23, 2016, the Company emerged from bankruptcy.

Included in this filing as Exhibit 99.1 is the unaudited pro forma condensed consolidated statement of operations of the Company for the year ended December 31, 2016, giving effect to (i) the consummation of the Prepackaged Plan; (ii) the adoption of fresh start accounting; and (iii) the reduction of the Company’s senior unsecured notes and long-lived assets.

Indemnification Agreements

Previously, in 2010, the Company approved a form of indemnification agreement to be entered into with each of its directors and certain officers (each, an “Indemnitee”). During 2017, following the Company’s emergence from Chapter 11 on December 23, 2016, the Company’s Board of Directors approved a form of indemnification agreement to be entered into with new non-employee directors and certain new officers. The new form of indemnification agreement has terms which are, in all material respects, the same as those contained in the previously existing indemnification agreement, the form of which was previously filed as Exhibit 10.1 to the Company’s Form 8-K filed on March 15, 2010.

Each indemnification agreement provides that the Company will indemnify the applicable Indemnitee to the fullest extent permitted by applicable law in the event that such Indemnitee, by reason of such Indemnitee’s relationship with the Company, is or is threatened to be made a party to or participant in any threatened, pending or completed proceeding, other than a proceeding by or in the right of the Company, against expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee or on his or her behalf in connection with such proceeding, provided that such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal proceeding, provided that he or she also had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreement further provides that the Company will indemnify such Indemnitee to the fullest extent permitted by applicable law in the event that such Indemnitee, by reason of such Indemnitee’s relationship with the Company, is or is threatened to be made a party to or participant in any threatened, pending or completed proceeding brought by or in the right of the Company to procure a judgment in its favor, against expenses actually and reasonably incurred by such Indemnitee or on his or her behalf in connection with such proceeding, provided that such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. Notwithstanding the foregoing, no indemnification against expenses incurred by such Indemnitee in connection with such a proceeding brought by or in the right of the Company will be made in respect of any claim, issue or matter as to which such Indemnitee is adjudged to be liable to the Company or if applicable law prohibits such indemnification being made; provided, however, that, in such event, indemnification against such expenses will nevertheless be made by the Company if and to the extent that the court in which such proceeding has been brought or is pending so determines. The indemnification agreement also provides for the advance of all reasonable expenses incurred by such Indemnitee in connection with any proceeding covered by the indemnification agreement. The Indemnitee will be required to repay any amounts so advanced if and to the extent that it is ultimately determined that he or she is not entitled to be indemnified by the Company against such expenses.

The foregoing descriptions of the prior form and the new form of indemnification agreement are qualified in their entirety by reference to the full text of the 2010 form of indemnification agreement and the new form of indemnification agreement, which are filed as Exhibits 10.1 and 10.2, respectively, hereto and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Prior Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to Form 8-K filed March 15, 2010).

	10.2	Form of Indemnification Agreement.

	99.1	Unaudited Pro Forma Consolidated Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.

Date: May 17, 2017	By:	/s/ Alan Krenek
Alan Krenek
Senior Vice President, Chief Financial Officer,
Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Prior Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to Form 8-K filed March 15, 2010).

10.2	Form of Indemnification Agreement.

99.1	Unaudited Pro Forma Consolidated Financial Information